SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 2, 2007

Date of Report

February 27, 2007

(Date of earliest event reported)

INNOCOM TECHNOLOGY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-50164	87-0618756
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Unit 3506, Bank of America Tower, 12 Harcourt Road, Central, Hong Kong

(Address of principal executive offices, including zip code)

       (852) 3102 1602

(Registrant’s telephone number, including area code)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01

Other Events

On February 27, 2007, Innocom Technology Holdings, Inc. (the “Registrant”), entered into a memorandum of understanding (“MOU”) with Industry Community On-line Service Co., Ltd (“ICOLS”), a company formed under the laws of the Republic of Korea (“Korea”).  Pursuant to this MOU, the Registrant and ICOLS are willing to set up a joint venture (“JV”) in China to promote the 3D mobile contents platform (GNEX) of ICOLS in the China market.  In addition to the 3D mobile contents platform (GNEX), both parties will consider cooperation on the business of full 3D on-line games, SI & IT outsourcing, 3D solid LCD module, etc.

ICOLS is listed on the KOSDAQ Stock Exchange of Korea and operates as a system & software developer and is the controlling company as well as the overseas agent of SINJISOFT Corporation (a company listed on KOSDAQ Stock Exchange of Korea).

The above descriptions of these transactions do not purport to be complete and are qualified in their entirety by reference to the full text of the exhibits filed herewith and incorporated by this reference.

Item 9.01  Financial Statements and Exhibits

Exhibit No.

Title

99.1

Memorandum of Understanding

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INNOCOM TECHNOLOGY HOLDINGS, INC.

Date: March 2, 2007

By:/s/ William Yan Sui Hui

William Yan Sui Hui

Chief Executive Officer and

Chief Financial Officer